UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2012 (June 25, 2012)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500 Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2012, Harman International Industries, Incorporated (“Harman”) announced that Frank Sklarsky, upon the recommendation of the Nominating and Governance Committee of Harman’s Board of Directors (“Board”), was elected as a director of Harman effective immediately. The Board increased the size of the Board from nine to ten members and appointed Mr. Sklarsky to fill the vacancy. Mr. Sklarsky will serve until the 2012 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. At the same time, Mr. Sklarsky was appointed to serve as a member of the Company’s Audit Committee and Compensation and Option Committee.

Mr. Sklarsky, age 55, is currently the Chief Financial Officer and Executive Vice President of Tyco International Ltd. Prior thereto, Mr. Sklarsky served as Executive Vice President and Chief Financial Officer of Eastman Kodak Co. from October 2006 to November 2010, and as Chief Financial Officer and Executive Vice President of ConAgra Foods, Inc. from November 2004 to October 2006. Earlier in his career, Mr. Sklarsky spent 20 years with Chrysler in a series of senior financial leadership roles, and he also served in executive finance positions with Dell, Inc. Mr. Sklarsky earned his MBA from Harvard University, and his Bachelor of Science in Accounting from Rochester Institute of Technology, where he serves on the Board of Trustees.

Mr. Sklarsky’s compensation for his services as a director will be consistent with that of Harman’s other non-management directors, as described in Harman’s definitive proxy statement, filed with the Securities and Exchange Commission on October 28, 2011, under “The Board, Its Committees and Its Compensation — Director Compensation.” As a new Board member, Mr. Sklarsky was granted restricted stock units (“RSUs”) having a grant date fair market value of $200,000. The RSUs vest in equal annual installments over a three year period commencing on the first anniversary of the date of grant. The foregoing description of the RSUs does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Share Unit Agreement for Non-Officer Directors, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated herein by this reference.

There are no arrangements or understandings between Mr. Sklarsky and any other person pursuant to which Mr. Sklarsky was elected as a director, and Harman believes there are no transactions in which Mr. Sklarsky has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Sklarsky meets the independence criteria set forth in Harman’s corporate governance guidelines and applicable rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Share Unit Agreement for Non-Officer Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Herbert K. Parker
Herbert K. Parker
Executive Vice President, Chief Financial Officer

Date: June 27, 2012